EXHIBIT 99(a)(12)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Warrant Form of Acceptance

To Tender Warrants
of
Genset S.A.
at the U.S. Dollar Equivalent of
€1.00 Net Per 1998, 1999, 2000 and 2001 Warrant
and
€6.50 Net Per 2002 Warrant
Pursuant to the U.S. Offer to Purchase dated July 16, 2002
by
Serono France Holding S.A.
a wholly owned subsidiary of
Serono S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME,
ON THURSDAY, SEPTEMBER 12, 2002, UNLESS THE U.S. OFFER IS EXTENDED.

The Receiving Agent for the U.S. Offer is:

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	The Bank of New York Tender & Exchange Department 385 Rifle Camp Road Fifth Floor West Paterson, NJ 07424	The Bank of New York Tender & Exchange Department One Wall Street Third Floor New York, New York 10286

DESCRIPTION OF WARRANTS TENDERED

Name(s) and Address(es) and Daytime Telephone Number(s) of Registered Holder(s)	Warrants Tendered (Attach additional list if necessary)

        DELIVERY OF THIS WARRANT FORM OF ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS WARRANT FORM OF ACCEPTANCE WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 ACCOMPANYING THIS WARRANT FORM OF ACCEPTANCE.

        PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS WARRANT FORM OF ACCEPTANCE CAREFULLY BEFORE COMPLETING THIS WARRANT FORM OF ACCEPTANCE. THIS WARRANT FORM OF ACCEPTANCE SHOULD BE USED ONLY FOR TENDERING WARRANTS. DO NOT USE THIS WARRANT FORM OF ACCEPTANCE FOR TENDERING SECURITIES OTHER THAN WARRANTS.

        You have received this Warrant Form of Acceptance in connection with the offer by Serono France Holding S.A., a company organized under the laws of the Republic of France ("Purchaser") and a wholly-owned subsidiary of Serono S.A., a company organized under the laws of Switzerland, to purchase all outstanding warrants ("Warrants") of Genset S.A., a company organized under the laws of France, held by U.S. holders, within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, for €1.00 per Warrant for each Warrant issued in 1998, 1999, 2000 and 2001 and €6.50 per Warrant for each Warrant issued in 2002, net to the tendering holder in cash, less any required withholding taxes and without interest, as described in the U.S. Offer to Purchase, dated July 16, 2002. This document should be read in conjunction with the U.S. Offer to Purchase. Capitalized terms used in this document but not defined herein have the meanings given therein in the U.S. Offer to Purchase.

        Ordinary shares, nominal value €3.00 per share, of Genset ("Shares"), American Depositary Shares ("ADSs") and bonds convertible or exchangeable into new or existing Shares (obligations à option de conversion et/ou d'échange en actions nouvelles ou existantes, or "OCEANEs") cannot be tendered by means of this Warrant Form of Acceptance. If you hold ADSs or you hold Shares and OCEANEs and you are a U.S. holder, you can obtain a Share Form of Acceptance, ADS Letter of Transmittal or OCEANE Form of Acceptance for tendering those securities from the Information Agent. See Instruction 6 of this Warrant Form of Acceptance. Shares, Warrants and OCEANEs held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent International Offer. Information on the International Offer may be obtained from the Information Agent for the U.S. Offer at (800) 530-3706.

        All Warrant Forms of Acceptance and other required documents delivered to The Bank of New York (the "Receiving Agent") by holders of Warrants will be deemed (without any further action by the Receiving Agent) to constitute acceptance by such holders of the U.S. Offer with respect to such Warrants, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements and amendments thereto, and this Warrant Form of Acceptance.

        Holders of Warrants purchased in the U.S. Offer will receive the purchase price for such Warrants by check. In the event of an inconsistency between the terms and procedures in this Warrant Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York, as Receiving Agent

        The undersigned hereby instructs the Receiving Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above described Warrants, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements or amendments thereto, and this Warrant Form of Acceptance.

        The undersigned hereby acknowledges that delivery of this Warrant Form of Acceptance and other required documents delivered to the Receiving Agent in connection herewith will be deemed (without any further action by the Receiving Agent) to constitute an acceptance of the U.S. Offer by the undersigned with respect to such Warrants, subject to the rights of withdrawal set out in Section 4 in the U.S. Offer to Purchase and the terms and conditions set forth in this Warrant Form of Acceptance.

        The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by Purchaser, constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the U.S. Offer.

        The undersigned hereby delivers to the Receiving Agent for tender to Purchaser the above-described Warrants, in accordance with the terms and conditions of the U.S. Offer to Purchase, any supplements or amendments thereto, and this Warrant Form of Acceptance.

        Upon the terms of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

            (i)  sells, assigns and transfers to Purchaser all right, title and interest in and to all the Warrants being tendered hereby; and

          (ii)  irrevocably constitutes and appoints the Receiving Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Warrants, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer the ownership of such Warrants, together with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants, all in accordance with the terms and subject to the conditions of the U.S. Offer.

        The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Warrants tendered hereby that have been accepted for payment. The designees of Purchaser will, with respect to the Warrants for which the appointment is effective, be empowered to exercise all rights of the undersigned, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Warrants. Such appointment is effective when, and only to the extent that, Purchaser accepts the Warrants tendered with this Warrant Form of Acceptance for payment pursuant to the U.S. Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Warrants will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Warrants to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Warrants, Purchaser must be able to exercise such Warrants.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to exercise, tender, sell, assign and transfer the Warrants tendered hereby and that when the same are purchased by Purchaser, Purchaser will have the right to exercise the Warrants and will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed to complete the sale, assignment and transfer of the Warrants tendered hereby.

        The undersigned agrees to ratify each and every act or thing which may be done or effected by any director of, or other person nominated by, Purchaser or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder.

        The undersigned undertakes, represents and warrants that if any provision of this Warrant Form of Acceptance shall be unenforceable or invalid or shall not operate so as to afford Purchaser or the Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Warrant Form of Acceptance, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable Purchaser or the Receiving Agent to secure the full benefits of this Warrant Form of Acceptance.

        All authority conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Warrant Form of Acceptance shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the U.S. Offer to Purchase, this tender is irrevocable.

        The undersigned hereby instructs Purchaser to (i) issue, or cause to be issued, and mail, or cause to be mailed, the check for the purchase price for the Warrants accepted for purchase in the name(s) and to the address(es) of the registered holder(s) appearing herein in the box entitled "Description of Warrants Tendered."

        The terms and conditions of the U.S. Offer contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Warrant Form of Acceptance, which shall be read and construed accordingly.

        This Warrant Form of Acceptance shall not be considered complete and valid, and delivery of the consideration pursuant to the U.S. Offer shall not be made, until all other required documentation has been received by the Receiving Agent as provided in the U.S. Offer to Purchase and this Warrant Form of Acceptance.

IMPORTANT—SIGN HERE

(Please Also Complete Substitute Form W-9 Below)

(Signature(s) of Owner(s))
Dated:	, 2002

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing.)

Name(s):	(Please Print)
Capacity (full title):
Address:
(Include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security No.:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

        1.    Delivery of Warrant Form of Acceptance.    This Warrant Form of Acceptance is to be completed by record holders of Warrants. A manually executed copy of this document may be used in lieu of the original. The method of delivery of this Warrant Form of Acceptance and all other required documents is at the sole option and risk of the tendering holders. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted. By executing this Warrant Form of Acceptance, all tendering holders waive any right to receive any notice of the acceptance of their Warrants for payment.

        All questions as to validity, form and eligibility (including time of receipt) and acceptance of any tender of Warrants hereunder will be determined by Purchaser in it sole and absolute discretion (which may delegate power in whole or in part to the Receiving Agent) and such determination shall be final and binding. Purchaser reserves the absolute right to waive any defect or irregularity in the tender of any Warrants of any particular holder whether or not similar defects or irregularities are waived in the case of any other holder. A tender of Warrants will not be deemed to have been made until all irregularities have been cured or waived. None of Purchaser or any of its affiliates or assigns, the Receiving Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

        2.    Inadequate Space.    If the space provided herein is inadequate, the number of Warrants tendered should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Warrant Form of Acceptance is signed.

        3.    Signatures on Warrant Form of Acceptance.    If any of the Warrants tendered hereby are owned of record by two or more joint owners, all such owners must sign this Warrant Form of Acceptance.

        If any Warrants tendered in the U.S. Offer are registered in different names, it will be necessary to complete, sign and submit as many separate Warrant Forms of Acceptance as there are different registrations of Warrants.

        If this Warrant Form of Acceptance is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority to act must be submitted.

        4.    Stock Transfer Taxes.    Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Warrants to it or to its order pursuant to the U.S. Offer.

        5.    Requests for Assistance or Additional Copies.    Holders of Warrants must use a Warrant Form of Acceptance in order to tender their Warrants and accept the U.S. Offer. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the U.S. Offer to Purchase, this Warrant Form of Acceptance and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser's expense.

        6.    Holders of Shares, ADSs and OCEANEs.

        Holders of record of ADSs, wherever resident, must use the ADS Letter of Transmittal in order to tender their ADSs into the U.S. Offer and accept the U.S. Offer. Holders of ADSs evidenced by ADRs have been sent an ADS Letter of Transmittal with the U.S. Offer to Purchase and may not tender

ADSs using this Warrant Form of Acceptance. If any holder(s) of ADSs needs to obtain a copy of the ADS Letter of Transmittal, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this Warrant Form of Acceptance.

        Holders of record of Shares who are U.S. holders have been sent a Share Form of Acceptance and holders of record of OCEANEs who are U.S. holders have been sent an OCEANE Form of Acceptance, in each case together with the U.S. Offer to Purchase. Holders of record of Shares and OCEANEs may not tender Shares or OCEANEs using this Warrant Form of Acceptance. If any such holder of Shares or OCEANEs needs to obtain a copy of a Share Form of Acceptance or OCEANE Form of Acceptance, such holder should contact the Information Agent at the address and telephone numbers set forth at the end of this Warrant Form of Acceptance. Shares or OCEANEs held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer.

        7.    Substitute Form W-9.    Each tendering Warrant holder is required to (i) provide the Receiving Agent with a correct Taxpayer Identification Number ("TIN"), generally the holder's social security number or federal employer identification number, on Substitute Form W-9 below and certify on such form whether the holder is subject to backup withholding, or (ii) file a Form W-8BEN or otherwise establish such holder's exemption from backup withholding to the satisfaction of the Receiving Agent. Failure to provide the information on the form may subject the tendering holder to 30% U.S. federal backup withholding tax on the payment of the purchase price. The tendering holder may write "Applied For" in Part I of the Form if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has written "Applied for" in Part I of the Form, the holder must also complete the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that "Applied For" is written in Part I of the Substitute Form W-9 and that the holder has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will withhold 30% of all payments of the purchase price thereafter until a TIN is provided to the Receiving Agent, unless the holder has filed a Form W-8BEN or otherwise established an exemption. See Important Tax Information below.

        IMPORTANT: THIS WARRANT FORM OF ACCEPTANCE (OR A MANUALLY EXECUTED COPY THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE RECEIVING AGENT PRIOR TO THE EXPIRATION OF THE U.S. OFFER.

IMPORTANT TAX INFORMATION

        Under the U.S. federal income tax law, a holder whose tendered Warrants are accepted for purchase is required by law to (i) provide the Receiving Agent with such holder's correct TIN on Substitute Form W-9 below, certify that such TIN is correct (or that such security holder is awaiting a TIN), and certify whether the holder is subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of Warrants is an individual, the TIN is his or her social security number. If a holder of Warrants fails to provide a correct TIN to the Receiving Agent, such person may be subject to a U.S.$50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder of Warrants with respect to Warrants purchased pursuant to the U.S. Offer may be subject to backup withholding of 30%.

        Certain holders of Warrants (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must generally submit a Form W-8BEN, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8BEN can be obtained from the Receiving Agent.

        If backup withholding applies, the Receiving Agent is required to withhold 30% of any payments made to the Warrants holder or payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        If backup withholding applies and "Applied For" is written in Part I of the Substitute Form W-9 and the holder of Warrants has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will retain 30% of any payment of the purchase price for tendered Warrants during the 60-day period following the date of the Substitute Form W-9. If a holder's TIN is provided to the Receiving Agent within 60 days of the date of the Substitute Form W-9, payment of such retained amounts will be made to such holder of Warrants. If a holder's TIN is not provided to the Receiving Agent within such 60-day period, the Receiving Agent will remit such retained amounts to the Internal Revenue Service as backup withholding and shall withhold 30% of any payment of the purchase price for the tendered Warrants made to such holder thereafter unless such holder of Warrants furnishes a TIN to the Receiving Agent prior to such payment.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments made to a holder whose tendered Warrants are accepted for purchase (for holders other than foreign persons who provide an appropriate Form W-8BEN), the holder should complete and sign the Substitute Form W-9 included in this Warrant Letter of Transmittal and provide the holder's correct TIN and certify, under penalties of perjury, that the TIN provided on such Form is correct (or that such holder is awaiting a TIN) and that (a) such holder of warrants is exempt from backup withholding, (b) such holder of Warrants has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying that the information on such Form is correct.

What Number to Give the Receiving Agent

        The holder of Warrants is required to give the Receiving Agent the social security number or employer identification number of the record owner of the Warrants. If the Warrants are in more than one name or are not in the name of their actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

TO BE COMPLETED BY ALL TENDERING WARRANT HOLDERS
(See Instruction 7)

PAYER: The Bank of New York

SUBSTITUTE	Name:
Form W-9	Address:
Request for Taxpayer Identification Number (TIN) and Certification	Check appropriate box:
	Individual ☐	Corporation ☐
	Partnership ☐	Other (specify) ☐

Part I.	Please provide your taxpayer identification number in the space at right. If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: Or EIN:

Part II.	For Payees exempt from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" and complete as instructed therein.

Part III. CERTIFICATION

Under penalties of perjury, I certify that:

  (1)
  The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me);

  (2)
  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

  (3)
  I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:
2002

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to a 30 percent backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Receiving Agent for the U.S. Offer is:

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	The Bank of New York Tender & Exchange Department 385 Rifle Camp Road Fifth Floor West Paterson, NJ 07424	The Bank of New York Tender & Exchange Department One Wall Street Third Floor New York, New York 10286

The Information Agent for the U.S. Offer is:

17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
Call Toll Free: (800) 530-3706

The Dealer Manager for the U.S. Offer is:

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Call Toll Free: (800) 622-8594
 (this number is toll free inside and outside the United States)

July 16, 2002